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EXHIBIT 99(a)

        WARREN BANCORP, INC.
10 Main Street
Peabody, Massachusetts 01960
REVOCABLE PROXY
Special Meeting of Shareholders
                , 2002

This Proxy is solicited on behalf of the Board of Directors.

        The undersigned, as a holder of common stock of Warren Bancorp, Inc. ("Warren"), hereby appoints Stephen G. Kasnet, John R. Putney and Paul M. Peduto, and each of them, as Proxies of the undersigned, each with the full power to appoint his, her or its substitute and to act without the other, to represent and to vote as designated on the reverse of this card all of the shares of Warren common stock which the undersigned is entitled to vote at the special meeting of shareholders to be held at the Peabody Marriott Hotel, 8A Centennial Drive, Peabody, Massachusetts, on            ,                , 2002, at 10:00 a.m., Eastern Time, or any adjournment or postponement thereof.

        This Proxy may be revoked at any time before it is exercised.

        Shares of Warren common stock will be voted as specified. Unless otherwise specified, this Proxy will be voted "FOR" the proposal to approve an Agreement and Plan of Merger, dated as of August 8, 2002, between Banknorth Group, Inc. and Warren and "FOR" the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies on the proposal to approve the merger agreement. If any other matter is properly presented at the special meeting of shareholders, the Proxy will be voted in accordance with the judgment of the persons appointed as Proxies.

        A shareholder wishing to vote in accordance with the Board of Directors' recommendations need only sign and date this proxy and return it in the enclosed envelope. Shares cannot be voted by the Proxies unless this Proxy Card is signed and returned.

IMPORTANT: PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE.

PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK

Warren Bancorp, Inc. 10 Main Street Peabody, Massachusetts 01960	I plan to attend the meeting ☐

        PROPOSAL NO. 1: To approve an Agreement and Plan of Merger, dated as of August 8, 2002, between Banknorth Group, Inc. ("Banknorth") and Warren Bancorp, Inc. ("Warren") and the merger of Warren with and into Banknorth contemplated by the merger agreement.

FOR	AGAINST	ABSTAIN
☐	☐	☐

        PROPOSAL NO. 2: To adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the merger agreement.

FOR	AGAINST	ABSTAIN
☐	☐	☐

        In their discretion, upon any other matter that may properly come before the special meeting of shareholders or any postponement or adjournment thereof.

        The Board of Directors of Warren unanimously recommends a vote "FOR" approval of the merger agreement and "FOR" the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies on the proposal to approve the merger agreement. Such votes are hereby solicited by the Board of Directors.

Please be sure to sign and date this Proxy below.

Shareholder(s) sign above	Date

DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED

WARREN BANCORP, INC.

PLEASE ACT PROMPTLY
SIGN, DATE AND MAIL YOUR PROXY CARD TODAY

        Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, either holder may sign. If executed by a company or a partnership, the proxy should be executed in the full corporate or partnership name and signed by a duly authorized person, stating his or her title or authority.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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  EXHIBIT 99(a)
PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK